Exhibit 1.1

PRIME REALTY INCOME TRUST, INC.

Up to 60,000,000 Shares of Common Stock

FORM OF DEALER MANAGER AGREEMENT

This Dealer Manager Agreement (the “Agreement”) is made and entered into as of the ___ day of ___________, 2009 between Prime Realty Income Trust, Inc., a Maryland corporation (the “Company”), The Prime Group, Inc., an Illinois corporation (the “Advisor”), and Capital Financial Services, Inc., a Wisconsin corporation (the “Dealer Manager”).

WHEREAS, on _______________, 2009, the Company filed a registration statement on Form S-11 (such registration statement, as it may be amended, including any pre-effective amendments, post-effective amendments or other supplements to such registration statement after the effective date of registration, being respectively referred to herein as the “Registration Statement” and the “Prospectus”) with the Securities and Exchange Commission (the “SEC”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an offering (the “Offering”) of up to 60,000,000 shares of its common stock, $.01 par value per share (collectively, the “Shares”), of which 50,000,000 Shares will be issued and sold to the public (the “Primary Shares”) and 10,000,000 Shares will be offered and sold pursuant to the Company’s dividend reinvestment plan (the “DRIP Shares”) (subject to the Company’s right to reallocate such Share amounts, as described in the Prospectus); and

WHEREAS, the Shares are to be offered on a “best efforts” basis for a per Share purchase price of (i) $10.00 per Share for the Primary Shares (the “Offering Price”) and (ii) $9.50 per Share for the DRIP Shares; and

WHEREAS, in connection with the Offering, the minimum initial purchase by any one person shall be at least $2,500 in Shares (except as otherwise indicated in the Prospectus) and at least $2,500,000 in Shares must be sold in the Offering to at least 100 independent subscribers (the “Minimum Offering”) before the first anniversary of the date of this Agreement;

WHEREAS, the Company will be managed by the Advisor; and

WHEREAS, the Company desires to retain the Dealer Manager to use its best efforts to sell the Shares and to manage the sale by other participating broker dealers (the “Dealers”) of the Shares and the Dealer Manager desires to serve as the dealer manager for the Company for the sale of the Shares upon the terms and conditions set forth in this Agreement and in the Registration Statement.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed between the Company, the Advisor and the Dealer Manager as follows:

1.	Representations and Warranties of the Company:

The Company represents and warrants during the full term of this Agreement that:

a.         Effective Registration Statement and Prospectus. The Company has filed an effective Registration Statement on Form S-11 (Registration No. 333- __________) and the related Prospectus with the SEC in accordance with applicable requirements of the Securities Act and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Such Registration Statement, which includes a preliminary prospectus, was initially filed with the SEC on _____________, 2009. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement (including financial statements, exhibits and all other documents related thereto that are filed as a part thereof or incorporated therein) and prospectus contained therein, as finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include the Prospectus filed pursuant to Rule 424(b). Every contract or document required by the Securities Act or Rules and Regulations to be filed as an exhibit to the Registration Statement has been and will be so filed with the SEC.

b.         Organization. The Company is and will be at all times during the Offering duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the corporate power and authority to conduct its business as described in the Prospectus.

c.         Compliance with the Securities Act. At the time the Registration Statement becomes effective and at the time that any post-effective amendment thereto becomes effective, the Registration Statement and Prospectus will comply with the Securities Act and the Rules and Regulations, and at the time the Registration Statement becomes effective, at the time that any post-effective amendment thereto becomes effective and during the Offering the Registration Statement and Prospectus will not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1(c) will not apply to statements contained in or omitted from the Registration Statement or Prospectus that are made in reliance upon and in conformity with information furnished to the Company in writing by the Dealer Manager or any of the Dealers specifically for inclusion in the Registration Statement or Prospectus.

d.        Use of Proceeds. The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e.         Absence of Further Consents and Approvals. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.

f.         No Order of Suspension. No order preventing or suspending the use of a Prospectus has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the SEC; and to the knowledge of the Company, no order suspending the Offering in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

g.         No Pending Actions. There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

h.         Absence of Conflict or Default. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (i) any of its organizational documents, (ii) any, indenture, mortgage, deed of trust, or lease to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except in the case of clause (ii) and (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole.

i.          Requisite Authority. The Company has all necessary corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 8 may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

j.          Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by the Advisor and the Dealer Manager, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 8 may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

k.         Authorization of Shares. At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any shareholder of the Company; and all action required to be taken for the authorization, issue and sale of such Shares has been validly and sufficiently taken.

l.          Taxes. The Company has filed all federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by such returns and all assessments received by the Company to the extent that such taxes or assessments have become due.

m.        Financial Statements. The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

n.         Investment Company Act. The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

o.         Qualification as a Real Estate Investment Trust. The Company intends to satisfy the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification of the Company as a real estate investment trust and, to the knowledge of the Company, there currently exists no circumstance that will prevent the Company from complying with such requirements as contemplated in the Prospectus with respect to the current taxable year. The Company intends to operate the business of the Company so as to comply with such requirements to elect status as a real estate investment trust for the fiscal year ending December 31, 2009.

p.         Sales Material. To the knowledge of the Company, all materials provided by the Company or any of its affiliates to the Dealer Manager, including materials provided to the Dealer Manager in connection with its due diligence investigation relating to the Offering, were materially accurate as of the date provided.

q.         Supplemental Sales Materials. Any and all supplemental sales materials prepared by the Company and any of its affiliates for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time any event occurs as a result of which such supplemental sales materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof.

r.         Lock-Up. The Company has obtained for the benefit of the Dealer Manager lock-up agreements (each a “Lock-Up Agreement”), in substantially the form set forth as Exhibit A hereto, from the Advisor and each executive officer of the Company and non-independent director who holds any of the Company’s common stock or any security convertible into or exercisable or exchangeable for common stock of the Company, or any warrant or other right to purchaser common stock of the Company or any security.

2.	Covenants of the Company.

The Company covenants and agrees with the Dealer Manager during the full term of this Agreement that:

a.         Furnishing Materials. It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) the Prospectus in final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed advertising, sales literature, supplemental sales materials or other materials (provided that the use of such advertising, sales literature, supplemental sales materials and other materials has been first approved for use by the Company and filed with all appropriate regulatory agencies) (any such advertising, sales literature, supplemental sales materials and other materials being hereinafter called the “Authorized Sales Materials”).

b.         Qualification of Shares. It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

c.         Effectiveness of Registration; Stop Orders. It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; (d) use its best efforts to prevent the issuance of any order by the SEC, any state regulatory authority or any other regulatory authority which suspends the effectiveness of the Registration Statement, prevents the use of the Prospectus, or otherwise prevents or suspends the Offering; and (e) if at any time the SEC, any state regulatory authority or any other regulatory authority shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

d.        Amendments and Supplements. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare, or cause to prepare, an amended or supplemental prospectus which will correct such statement or omission.

The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

e.         Supplemental Sales Materials. If at any time any event occurs as a result of which such supplemental sales materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof.

f.         Offering Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, filing and printing of the Registration Statement as originally filed and of each amendment thereto, (b) the preparation, printing and delivery to the Dealer Manager, the Selected Dealer Agreement and such other documents as may be required in connection with the offer, sale, issuance and delivery of the Shares, (c) the fees and disbursements of the Company’s counsel, accountants and other advisors, (d) the fees and expenses related to the registration and qualification of the Shares under federal and state securities laws, including the fees and disbursements of counsel in connection with the preparation of any Blue Sky survey and any supplement thereto, (e) the printing and delivery to the Dealer Manager of copies of any Preliminary Prospectus and the Prospectus, including any amendments and supplements thereto, (f) the fees and expenses of any registrar, escrow or transfer agent in connection with the Shares, (g) the filing fees and legal costs of any required filings with the FINRA Corporate Finance Division under the COBRA system and (h) the costs and expenses of the Company relating to the preparation and printing of any Authorized Sales Materials and Company-approved investor presentations undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Company and travel and lodging expenses of the representatives of the Company and any such consultants.

g.         Continued Compliance. It will comply in all material respects with all requirements imposed upon it by the Securities Act and the Exchange Act, by the rules and regulations of the SEC promulgated thereunder and by all securities laws and regulations of those states in which an exemption has been obtained or qualification of the Shares has been effected, to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

h.         Dealer Manager Expenses. The Company will reimburse the Dealer Manager upon request for preapproved travel, meal and hotel costs of any of Dealer Manager’s personnel to attend meetings or conduct due diligence visits with or on behalf of the Company. The Company hereby consents to the Dealer Manager deducting the above reimbursements from investor subscription amounts payable to the Company from time to time during the Offering. The Company shall also bear the expenses of due diligence meetings, at which time potential investors or broker dealer group members will be introduced to the Company, and for all other expenses typically paid by an issuer in an offering of this type. The Dealer Manager agrees that it shall not incur any out-of-pocket-expense in excess of $5,000 without the prior consent of the Company, other than fees and expenses of Dealer Manager’s counsel.

                      The Advisor, on behalf of the Company, has paid to the Dealer Manager an initial deposit in the amount of Forty Thousand Dollars ($40,000) (the “Deposit”). The Deposit is nonrefundable to the extent that the Dealer Manager incurs out-of-pocket expenses in connection with the underwriting of the Offering for which it is not otherwise reimbursed under this Agreement. Unless the Dealer Manager is entitled to retain the Deposit as payment for the non-reimbursed out-of-pocket expenses as provided in the previous sentence, the Deposit shall be applied against the aggregate dealer manager fee payable to the Dealer Manager pursuant to Section 6(a) such that any dealer manager fee payable to the Dealer Manager from time to time in connection with the sales of the Shares shall be reduced by the amount of the Deposit previously paid to the Dealer Manager.

3.	Representations and Warranties of the Advisor.

The Advisor represents and warrants during the full term of this Agreement that:

a.         Organization. The Advisor is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, with all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

b.         Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Advisor, and assuming due authorization, execution and delivery of this Agreement by the Company and the Dealer Manager, will constitute a valid and legally binding agreement of the Advisor enforceable against the Advisor in accordance with its terms, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 8 may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

c.         No Pending Actions. There are no actions, suits or proceedings pending or, to the knowledge of the Advisor, threatened against the Advisor at law or in equity or before or by any Federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could reasonably be expected to have a material adverse effect on the business or property of the Advisor and its subsidiaries, taken as a whole.

4.	Representations and Warranties of the Dealer Manager.

The Dealer Manager represents and warrants during the full term of this Agreement that:

a.         Organization. The Dealer Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, with all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

b.         Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Dealer Manager, and assuming due authorization, execution and delivery of this Agreement by the Company and the Advisor, will constitute a valid and legally binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 8 may be limited by securities laws and public policy.

c.         Absence of Conflict or Default. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager is a party or by which it may be bound, or to which any of the property or assets of the Dealer Manager is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or its assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Dealer Manager.

d.        Broker Dealer Registration; FINRA Membership. The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering. Moreover, the Dealer Manager’s employees and representatives have all required licenses and registrations to act under this Agreement.

e.         Anti-Money Laundering. The Dealer Manager has, to the extent required, established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001 and will require that its Dealers establish such programs, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company.

f.         Disclosure. The information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

5.	Appointment, Obligations and Covenants of Dealer Manager.

a.         Appointment of Dealer Manager; Best Efforts. The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Shares set forth in the Prospectus (subject to the Company’s right of reallocation, as described in the Prospectus) through Dealers, all of whom shall be members of FINRA, or registered investment advisors or bank trust departments who are paid no commission or as otherwise described in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on such terms and conditions.

b.         Commencement of Sales; Termination. Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

c.         Suitability. The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will comply, and in its agreements with Dealers the Dealer Manager will require that the Dealer comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Article III.C. and III.E of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., effective May 7, 2007, as amended (the “NASAA REIT Guidelines”).

                      The Dealer Manager shall maintain, or in its agreements with Dealers shall require the Dealers to maintain, for at least six (6) years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions).

d.        Offering Price. The Dealer Manager and all Dealers will offer and sell the Shares for cash at the respective Offering Price set forth in the Prospectus (except as otherwise provided in the dividend reinvestment plan).

e.         Permissible Materials. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Shares only the Prospectus (as it may be supplemented or amended from time-to-time) and the Authorized Sales Materials. The Dealer Manager will make, and in its agreements with Dealers will require that Dealers make, no representations concerning the Offering except as set forth in the Prospectus as amended and supplemented and in the Authorized Sales Materials. The Dealer Manager further agrees not to deliver any Authorized Sales Materials to any person or entity unless it is accompanied or preceded by the Prospectus (as it may be supplemented or amended from time-to-time).

f.         Compliance with Laws. In connection with the Dealer Manager’s participation in the offer and sale of the Shares (including, without limitation, any resales and transfers of Shares), the Dealer Manager will comply, and in its agreements with Dealers will require that the Dealers comply, with all requirements and obligations imposed upon any of them by (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, including the obligation to deliver a copy of the Prospectus as amended or supplemented; (b) all applicable state securities laws and regulations as from time to time in effect; (c) the applicable rules of FINRA, including, but not in any way limited to, Rules 2440, 2730, 2740 and 2750; (d) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer Manager pursuant to this Agreement, including without limitation the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999, the requirements of any applicable state privacy laws and the applicable provisions of the USA Patriot Act of 2001; and (e) this Agreement and the Prospectus as amended and supplemented.

g.         Subscription Agreement. The Dealer Manager and each Dealer shall submit subscriptions to the Company only on the form which is included as Appendix A to the Prospectus. The Dealer Manager and each Dealer understands and acknowledges that the Subscription Agreement must be executed and initialed by the subscriber.

h.         Offering Jurisdictions. The Dealer Manager and the Dealers shall cause Shares to be offered and sold only in such jurisdictions where the Dealer Manager and the respective Dealer are licensed to do so. In addition, the Dealer Manager shall cause Shares to be offered and sold only in those jurisdictions specified in writing by the Company where the offering and sale of its Shares have been authorized by appropriate regulatory authorities and such list of jurisdictions shall be updated by the Company as additional states are added.

i.          Additional Information; Notification of Conferences and Seminars. The Dealer Manager will provide the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws. In order for the Company to comply with FINRA requirements, the Dealer Manager and all Dealers shall notify the Company of any educational seminars or conferences that each may conduct not in connection with the Company.

6.	Compensation of Dealer Manager.

a.	Selling Commissions/Dealer Manager Fee.

(i)        Except as provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager (A) a sales commission in the amount of seven percent (7.0%) of the gross offering proceeds of the Primary Shares sold (which commissions will be reallowed to the Dealers), (B) a dealer manager fee in the amount of three percent (3.0%) of the gross offering proceeds of the Primary Shares sold, and (C) a sales commission in the amount of three percent (3.0%) of the gross offering proceeds of the DRIP Shares sold (which commissions will be reallowed to the Dealers); provided, however, that the Dealer Manager and Dealers may agree to reduce or eliminate the dealer manager fee and the sales commission on certain sales of Shares as provided in the “Plan of Distribution” section of the Prospectus.

(ii)       Notwithstanding the foregoing, no commissions, payments or other amounts will be paid to the Dealer Manager under this provision unless or until subscriptions for the purchase of Shares have been accepted by the Company. The parties understand and agree that the Company may reject a proposed subscription for any reason or for no reason, as set forth in the form of subscription agreement. The Company and the Advisor will not be liable or responsible to any Dealer for direct payment of commissions or any other amounts to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for all payments to Dealers. In addition, no sales commission or dealer manager fee shall be payable in connection with the sale of Primary Shares to employees of the Company and its Affiliates, the Advisor, affiliates of the Advisor, the Dealer Manager or the Dealers.

b.	Volume and Other Discounts.

(i)        Notwithstanding the foregoing, Shares may be sold to (A) executive officers and directors of the Company and their immediate family members, (B) officers and employees of the Advisor or other affiliates and their immediate family members, and (C) if approved by the Board of Directors of the Company, joint venture partners, consultants and other service providers, at a discount equal to a purchase price of $9.10 per Share which, as provided in the “Plan of Distribution” section of the Prospectus, reflects a reduction in (X) the dealer manager fee and/or (Y) the sales commission otherwise payable with respect to such Primary Shares. Also as provided in the “Plan of Distribution” section of the Prospectus, (1) the Dealer Manager and any Dealer shall reduce the amount of its dealer manager fees and sales commission on sales to Qualifying Purchasers who purchase $250,000 of Shares or more in order to provide a reduction to the total purchase price per share for such Shares and (2) the Dealer Manager, in its sole discretion, may reduce the amount of its dealer manager fee and sales commission on sales to Qualifying Purchasers who purchase in excess of $3,000,000 of Shares. For purposes of this Section 6(b), the term “Qualifying Purchaser” includes (A) an individual, his or her spouse and members of their immediate families who purchase the Shares for his, her or their own account; (B) a corporation, partnership, association, joint stock company, trust fund or any organized group of persons, whether incorporated or not; (C) an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and (D) all commingled trust funds maintained by a bank.

(ii)       Subscriptions for Shares made by Qualifying Purchasers may be combined for the purpose of determining whether the Qualifying Purchaser is eligible for a volume discount and/or the applicable level of volume discount, provided that all such Shares are purchased through the same Dealer. If such subscriptions are combined, then the volume discount (i.e., the reduction in sales commission and dealer manager fees) shall be prorated among such Qualifying Purchasers based on the ratio of the amount of each Qualifying Purchaser’s respective investment to their collective purchase amount.

(iii)      Notwithstanding Section 6(b)(ii) above, the Dealer Manager may, in its reasonable discretion, enter into an agreement with a Dealer, pursuant to which such Dealer may aggregate subscriptions as part of a combined order for the purposes of offering purchasers a volume discount in an amount not to exceed five percent (5.0%), provided that any such aggregate group of subscriptions must be received by such Dealer. If such aggregate group of subscriptions are received by the Dealer Manager from such

Dealer, then the volume discount (i.e., the reduction in sales commission and dealer manager fees) shall be credited on a pro rata basis based on the ratio of the amount of each purchaser’s respective investment to the purchasers’ aggregate purchase price.

(iv)      If the subscriptions to be combined pursuant to Sections 6(b)(ii) or (iii) are not submitted at the same time, then any volume discount to be credited in connection with such combined purchases shall be credited to the last component purchase, unless the Company is otherwise directed in writing at the time of such submission; except however, the volume discount to be credited to any tax-exempt entities whose subscriptions are combined for purposes of the volume discount shall be credited only on a pro-rata basis based on the ratio of the amount of the investment of each tax-exempt entity to such entities’ aggregate purchase price.

(v)       In the event the amount of sales commissions or dealer manager fees, as applicable, paid for such combined purchases exceeds the maximum respective sales commission or dealer manager fee for such combined purchases (taking the volume discount into effect), the Dealer Manager shall be obligated to promptly return to the Company any excess sales commissions or dealer manager fees, as applicable, received by the Dealer Manager. The Company may adjust any future sales commissions or dealer manager fees, as applicable, due to the Dealer Manager for any such excess sales commissions or dealer manager fees that have not been returned to the Company.

c.         Dealer Manager Warrants. Upon the earlier to occur of (i) the completion of the Offering, or (ii) the date on which the Dealer Manager is replaced as the dealer manager for the Offering, the Company shall issue to the Dealer Manager warrants to purchase shares of common stock of the Company equal to ten percent (10%) of the Primary Shares sold in the Offering while the Dealer Manager acted as the exclusive dealer manager pursuant to this Agreement (collectively, the “Warrants”). The Warrants shall be issued pursuant to a warrant agreement in substantially the form set forth as Exhibit B hereto (the “Warrant Agreement”). As set forth in the Warrant Agreement, (X) the Warrants shall not be exercisable before the first (1st) anniversary of the date the Offering is completed and shall expire on the fifth (5th) anniversary of the date the Offering is completed and (Y) in the event that the Shares become listed on a national securities exchange prior to the exercise or termination of the Warrants, the Company shall take steps necessary for the registration of its securities, and if required by law or deemed necessary by the Dealer Manager to enable or permit registration of the Warrants upon the terms and conditions set forth in the Warrant Agreement.

7.         Issuance of Confirmations to Purchasers. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

8.	Indemnification.

a.         The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or the

Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or the Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus and any amendment or supplement to the Prospectus as a part thereof) or any post-effective amendment thereto or (ii) in any blue sky application, supplement or other document executed by the Company or on its behalf specifically for the purpose of registering or qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, supplement, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus and any amendment or supplement to the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or the Dealer Manager, its officers and directors and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or the Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable under (a) and (b) hereof to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of any Dealer or the Dealer Manager specifically for use with reference to such Dealer or the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or the Prospectus or any such amendment thereof or supplement thereto; and provided further that the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the NASAA REIT Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i)        There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii)       Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii)      A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

b.         The Dealer Manager will indemnify and hold harmless the Company, the Advisor, their officers and directors, and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company or the Advisor within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus and any amendment or supplement to the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, (b) the omission to state in the Registration Statement (including the Prospectus and any amendment or supplement to the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case under (a) and (b) hereof to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or the Prospectus or any such amendment thereof or supplement thereto, or (c) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

c.         Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, the Advisor and each of their directors (including any persons named in the Registration Statement with his consent, as about to become a director), each of their officers who has signed the Registration Statement and each person, if any, who controls the Company, the Dealer Manager, or the Advisor within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, the Advisor, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus and any amendment or supplement to the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus and any amendment or supplement to the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case under (a) and (b) hereof to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or the Prospectus or any such amendment thereof or supplement thereto, or (c) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents in violation of Section VII of the Selected Dealer Agreement or otherwise and will reimburse the Company, the Dealer Manager, and the Advisor and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

d.        Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify in writing the indemnifying party of the commencement thereof; the omission so to notify the indemnifying party will relieve it from liability under this Section 8 only in the event and to the extent the failure to provide such notice adversely affects the ability to defend such action. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to paragraph (e) of this Section 8) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

e.         The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f.         The indemnity agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (ii) delivery of any Shares and payment therefor, and (iii) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 8.

9.         Survival of Provisions. The respective agreements, covenants, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Company, the Dealer Manager or any Dealer or any person controlling the Company, the Dealer Manager or any Dealer, and (c) the acceptance of any payment for the Shares.

10.       Governing Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Illinois; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 10.

11.       SUBMISSION TO JURISDICTION; VENUE. EACH OF THE PARTIES (A) AGREES THAT THE EXCLUSIVE JURISDICTION FOR ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN THE FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS; (B) CONSENTS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT; (C) WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT; AND (D) AGREES THAT SERVICE OF ANY COURT PAPER MAY BE MADE IN SUCH MANNER AS MAY BE PROVIDED UNDER APPLICABLE LAWS OR COURT RULES GOVERNING SERVICE OF PROCESS.

12.       WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.       Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

14.       Delay Not a Waiver. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

15.       Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

16.	Third-party Beneficiaries; Successors; and Amendment.

a.         This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Company, the Advisor and each Dealer who enters into a Selected Dealer Agreement with the Dealer Manager and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

b.         This Agreement may be amended by the written agreement of the Dealer Manager, the Advisor and the Company.

17.	Term.

a.         Any party to this Agreement shall have the right to terminate this Agreement (i) immediately upon notice to the other party in the event the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any representations, warranties, covenants or agreements of such party herein shall not have been materially complied with or satisfied within the times specified or (ii) for any other reason on 30 days’ prior written notice; provided, however, that the Company and the Advisor agree that, in the event the Company and/or the Advisor desire to terminate this Agreement prior to the date on which the Dealer Manager has sold at least 1,500,000 Primary Shares, the Company shall pay to the Dealer Manager a termination fee equal to (A) Four Hundred Fifty Thousand Dollars ($450,000) minus, (B) the amount of the dealer manager fees received by the Dealer Manager prior to the termination date in accordance with Section 6(a) (the “Termination Fee”). The Termination Fee shall be paid (X) by the succeeding dealer manager appointed by the Company and/or Advisor and (Y) exclusively from any dealer manager fees earned by such succeeding dealer manager from the sale of the Primary Shares in the Offering.

b.         In any event, this Agreement shall expire at the close of business on the date that the Offering is terminated.

18.	Definitions. Any terms used but not defined herein shall have the meanings given to them in the Prospectus.

19.	Notices.

All notices, approvals, requests, and authorizations that are required hereunder to be in writing shall be duly given and deemed to be delivered when delivered in person, by courier, or by over-night delivery service, or deposited in the United States mail, properly addressed and stamped with the required postage, to the intended recipient, as set forth below.

To the Dealer Manager:	Capital Financial Services, Inc. 1 North Main Street Minot, North Dakota 58703 Attn: ________________

To the Company:	Prime Realty Income Trust, Inc. c/o The Prime Group, Inc. 321 North Clark Street Suite 2500 Chicago, Illinois 60654 Attn: Michael W. Reschke

With a copy to:

Wayne D. Boberg Derek P. Linde Winston & Strawn LLP 35 W. Wacker Dr. Chicago, Illinois 60601

To the Advisor:	The Prime Group, Inc. 321 North Clark Street Suite 2500 Chicago, Illinois 60654 Attn: Michael W. Reschke

With a copy to:

Wayne D. Boberg Derek P. Linde Winston & Strawn LLP 35 W. Wacker Dr. Chicago, Illinois 60601

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 19.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have each duly executed this Dealer Manager Agreement as of the day and year set forth above.

COMPANY: PRIME REALTY INCOME TRUST, INC.
By:

DEALER MANAGER: CAPITAL FINANCIAL SERVICES, INC.
By:
(Name) Principal

ADVISOR: THE PRIME GROUP, INC.

By:

EXHIBIT A

Form of Lock-Up Agreement

EXHIBIT B

Form of Warrant Agreement